                                                                    EXHIBIT 10.5

                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------
                                 (Jeffery Liberman)

     This Executive Employment Agreement (the "Agreement") is entered into effective this 1st day of December, 2000 (the "Effective Date") by and between Entravision Communications Corporation, a Delaware corporation (the "Company"), and Jeffery Liberman, an individual (the "Employee").

     WHEREAS, the Company desires the Employee's employment with the Company, and the Employee wishes to accept such employment, upon the terms and conditions set forth in this Agreement (as defined below).

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1.  Definitions.  For the purposes of this Agreement, the following terms
         -----------
have the meanings specified or referred to in this Section 1.

          1.1. "Agreement" shall mean this Executive Employment Agreement, as amended from time to time.

          1.2.  "Basic Compensation" shall mean Salary and Benefits.

          1.3.  "Benefits" shall be as defined in Section 3.1(d).

          1.4. "Board of Directors" shall mean the Board of Directors of the Company.

          1.5. "Confidential Information" shall mean any and all trade secrets concerning the business and affairs of the Company, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, and any other information, however documented, that is a trade secret within the meaning of applicable law; information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; and notes, analysis, compilations, studies, summaries and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

          1.6.  "Disability" shall be as defined in Section 6.2.

          1.7. "Effective Date" shall mean the date stated in the first paragraph of the Agreement.

          1.8. "Employee Invention" shall mean any idea, invention, technique, modification, process or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived or developed by the Employee, either solely or in conjunction with others, during the Employment Term, or a period that includes a portion of the Employment Term, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Company, and any such item created by the Employee, either solely or in conjunction with others, following termination of the Employee's employment with the Company, that is based upon or uses Confidential Information.

          1.9. "Employment Term" shall mean the term of the Employee's employment under this Agreement.

          1.10.  "For cause" shall be as defined in Section 6.3.

          1.11. "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or governmental body.

          1.12.  "Proprietary Items" shall be as defined in Section 7.2(a).

          1.13.  "Salary" shall be as defined in Section 3.1(a).

     2.  Employment Terms and Duties.
         ---------------------------

          2.1.  Employment.  The Company hereby employs the Employee, and the
                ----------
Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

          2.2.  Term.  Subject to the provisions of Section 6, the term of the
                ----
Employee's Employment Term under this Agreement will be forty-two (42) months, beginning on the Effective Date and ending on December 31, 2003.

          2.3.  Duties.  The Employee shall serve as Chief Operating Officer of
                ------
the Company's Radio Division (the "Radio Division"). During the Employment Term, the Employee shall perform all duties and accept all responsibilities incident to such position or other appropriate duties as may be assigned to him by the Company's Board of Directors (the "Board") or the Chief Executive Officer, President or Chief Operating Officer of the Company. The Employee will devote his entire business time, attention, skill and energy exclusively to the business of the Company, will use his best efforts to promote the success of the Company's business and will cooperate fully with the Board of Directors and the Company's executive officers in the advancement of the best interests of the Company. Nothing in this Section 2.3, however, will prevent the Employee from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Employee's duties under this Agreement.

     3.  Compensation.
         ------------

          3.1.  Basic Compensation.
                ------------------

          (a) Salary.  The Employee will be paid an annual salary of Two Hundred
              ------
Fifty Thousand Dollars ($250,000) for the balance of calendar year 2000 (the "Salary"), which will be payable in equal periodic installments according to the Company's customary payroll practices, but no less frequently than monthly. The Salary will be increased to Two Hundred Seventy Five Thousand Dollars ($275,000) for calendar year 2001; Three Hundred Thousand Dollars ($300,000) for calendar year 2002; and Three Thirty Thousand Dollars ($330,000) for calendar year 2003.

          (b) Bonus.  The Employee's bonus in calendar year 2000 shall be paid
              -----
in accordance with that certain Payroll Change Notice dated January 4, 2000, which calls for a cash bonus of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) if the EXCL radio stations within the Radio Division achieve cash flow for the calendar year 2000. For calendar years 2001 through 2003, the Employee shall be eligible to receive up to fifty percent (50%) of his then-applicable Salary under Section 3.1(a) above, based upon achieving the EBITDA set forth in the Radio Division budget approved by Company for each such calendar year. All said bonuses shall be payable within thirty (30) days following the end of the Company's fiscal year end.

          (c) Withholdings.  The Company will deduct and withhold, from the
              ------------
Salary and bonuses payable to the Employee under Sections 3.1(a) and (b) above, any and all applicable federal, state and local income and employment withholding taxes and any other amounts required to be deducted or withheld by the Company under applicable statute or regulation.

          (d) Benefits.  The Employee and his dependants will, during the
              --------
Employment Term, be permitted to participate, at no cost to the Employee, in such pension, 401(k), profit sharing, bonus, life and disability insurance, hospitalization, medical, dental and other employee benefit plans and fringe benefits of the Company that may be in effect from time to time and which are available to other senior corporate executives of the Company, to the extent the Employee is eligible under the terms of those plans (collectively, the "Benefits").

         (e)  Automobile Allowance.  The Company acknowledges that the Employee
              --------------------
currently uses, at no cost to the Employee, a vehicle leased by the Company at a rate of One Thousand Two Hundred Ten Dollars ($1,210) per month. The Company and the Employee agree that the Employee shall continue use of this vehicle through the end of the current lease term thereon (with no extensions), and at the end of such lease term, the Employee shall be entitled to receive from the Company a monthly automobile allowance in the amount of Six Hundred Fifty Dollars ($650), payable monthly in advance, which shall include all costs attendant to the use of the automobile, including, without limitation, the purchase of lease of the automobile, liability and property insurance coverage and costs of maintenance and fuel.

          (f) Equity Incentives.  The Employee will receive options for one
              -----------------
hundred fifty thousand (150,000) shares of Class A common stock of Company under the Entravision Communications Corporation Omnibus Equity Incentive Plan (the "Plan") at an exercise price of $16.50 per share, which options shall vest twenty percent (20%) per year for five (5) years from the date of grant and shall be granted pursuant to the Company's standard form of Stock Option Agreement. The Employee shall also be entitled to participate in other equity incentive plans for which other executive officers of the Company are eligible, subject to the determinations and approval of the Board with respect to such plans.

     4.  Facilities and Expenses.  The Company will furnish the Employee office
         -----------------------
space, equipment, supplies and such other facilities and personnel as the Company deems necessary or appropriate for the performance of the Employee's duties under this Agreement. The Company will pay the Employee's dues in such professional societies and organizations as the Chief Executive Officer, President or Chief Operating Officer of the Company deems appropriate, and will pay on behalf of the Employee (or reimburse the Employee for) reasonable expenses incurred by the Employee at the request of, or on behalf of, the Company in the performance of the Employee's duties pursuant to this Agreement, and in accordance with the Company's employment policies. The Employee must file expense reports with respect to such expenses in accordance with the Company's policies.

     5.  Vacations and Holidays.  The Employee will be entitled to four (4)
         ----------------------
weeks paid vacation each calendar year in accordance with the vacation policies of the Company in effect for its officers from time to time. Vacation must be taken by the Employee at such time or times as approved by the Chief Executive Officer, President or Chief Operating Officer of the Company. The Employee will also be entitled to the paid holidays set forth in the Company's policies.

     6.  Termination.
         -----------

          6.1.  Events of Termination.   The Employment Term, the Employee's
                ---------------------
Basic Compensation and any and all other rights of the Employee under this Agreement or otherwise as an employee of the Company will terminate (except as otherwise provided in this Section 6): (i) upon the death of the Employee; (ii) upon the disability of the Employee (as defined in Section 6.2) immediately upon notice from either party to the other; (iii) upon termination by the Company, without cause or for cause (as defined in Section 6.3), immediately upon notice from the Company to the Employee, or at such later time as such notice may specify; and (iv) by the Employee for Good Reason (as defined below), no earlier than thirty (30) days after written notice by the Employee.

          6.2.  Definition of Disability.  For purposes of Section 6.1, the
                ------------------------
Employee will be deemed to have a "disability" if, he is unable to perform his duties hereunder for at least ninety (90) consecutive days or for at least one hundred twenty (120) days in any three hundred sixty-five day (365) period as a result of a physical or mental disability.

          6.3.  Definition of "for cause."  For purposes of Section 6.1, the
                --------------------------
phrase "for cause" means: (i) the Employee's breach of this Agreement; (ii) the Employee's negligence in attention to the affairs of the Company or failure to adhere to any written Company policy after written notice from the Company and fifteen (15) days to comply with such policy or cure his negligence or failure to comply; (iii) the appropriation (or attempted appropriation) of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (iv) the misappropriation (or attempted misappropriation) of any of the Company's funds or property; (v) the Employee's commission of any crime or an act of dishonesty, fraud or moral turpitude or knowingly making false or misleading statements in connection with his employment; or (vi) the conviction of, the indictment for (or its procedural equivalent) or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment.

          6.4.  Definition of Good Reason.  For purposes of this Agreement,
                -------------------------
"Good Reason" means: (i) a material diminution in the Employee's title, authority, duties or responsibilities as Chief Operating Officer of the Radio Division, or the assignment to the Employee of duties which are materially inconsistent with his duties under this Agreement or which materially impair the Employee's ability to function in his role as Chief Operating Officer of the Radio Division; or (ii) a Change in Control (as defined in the Plan) in which the Employee is not offered continued employment with the Company (or its successor) under similar conditions, status and compensation as set forth in this Agreement, including, without limitation, Section 2.3 above.

          6.5.  Termination Pay.  Effective upon the termination of this
                ---------------
Agreement, the Company will be obligated to pay the Employee (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this
Section 6.5, and in lieu of all other amounts and in settlement and complete release of all claims the Employee may have against the Company. The Employee acknowledges and agrees that execution of the general release of claims in favor of the Company setting forth the terms of this Section 6.5 and otherwise reasonably acceptable to the Company and the Employee shall be a condition precedent to the Company's obligation to pay the compensation provided for in this Section 6.5 to the Employee. For purposes of this Section 6.5, the Employee's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Employee may designate by notice to the Company from time to time or, if the Employee fails to give notice to the Company of such a beneficiary, the Employee's estate. Notwithstanding the preceding sentence, the Company will have no duty, in any circumstances, to attempt to open an estate on behalf of the Employee, to determine whether any beneficiary designated by the Employee is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Employee's personal representative (or the trustee of a trust established by the Employee) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative or trustee. All payments pursuant to this Section 6.5(a) will be payable in equal periodic installments according to the Company's customary payroll practices, but no less frequently than monthly.

          (a) Termination by the Company Without Cause or for Good Reason.  The
              -----------------------------------------------------------
Employee acknowledges and agrees that his employment with the Company is "at-will," and may be terminated by the Company at any time with or without cause. If the Company terminates this Agreement without cause or if the Employee terminates this Agreement for Good Reason, the Company will pay the Employee (i) the Employee's then-current Salary for the lesser of (a) the remainder of the Term or (b) the remainder, if any, of the calendar month in which such termination is effective and for twelve (12) consecutive calendar months thereafter, (ii) an amount equal to a prorated portion of the annual bonus that the Employee received in the fiscal year before the fiscal year of such termination, (iii) continued coverage under the benefits provided to the Employee under Section 3.1(d) above, to end upon the earlier of (a) twelve (12) months from the date of such termination or (b) the date on which the Employee obtains comparable coverage under a new employer and (iv) accrued vacation time through the date of such termination.

          (b) Termination by the Company for Cause.  If the Company terminates
              ------------------------------------
this Agreement for cause, the Employee will be entitled to receive his Salary and accrued vacation time only through the date such termination is effective.

          (c) Termination upon Disability.  If this Agreement is terminated by
              ---------------------------
either party as a result of the Employee's disability, as determined under
Section 6.2, the Company will pay the Employee his Salary for the lesser of (i) twelve (12) consecutive calendar months or (ii) the period until disability insurance benefits commence under the disability insurance coverage furnished by the Company to the Employee.

          (d) Termination upon Death.  If this Agreement is terminated because
              ----------------------
of the Employee's death, his estate will be entitled to receive his Salary through the end of the calendar month in which his death occurs, and for an additional six (6) consecutive calendar months thereafter.

          (e) Benefits.  Except as otherwise set forth in this Section 6, the
              --------
Employee's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Employee will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

     7.  Non-Disclosure Covenant; Employee Inventions.
         --------------------------------------------

          7.1.  Acknowledgments by the Employee.  The Employee acknowledges
                -------------------------------
that: (i) during the Employment Term and as a part of his employment, the Employee will be afforded access to Confidential Information; (ii) public disclosure of such Confidential Information could have an adverse effect on the Company and its business; (iii) because the Employee possesses substantial technical expertise and skill with respect to the Company's business, the Company desires to obtain exclusive ownership of each Employee Invention, and the Company will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (iv) the Company has required that the Employee make the covenants in this Section 7 as a condition to its acquisition of the Employee's stock in the Company; and (v) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Company with exclusive ownership of all Employee Inventions.

          7.2.  Agreements of the Employee.  In consideration of the
                --------------------------
compensation and benefits to be paid or provided to the Employee by the Company under this Agreement, the Employee covenants as follows:

          (a) Confidentiality.  During and following the Employment Term, the
              ---------------
Employee will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Company or except as otherwise expressly permitted by the terms of this Agreement. Any trade secrets of the Company will be entitled to all of the protections and benefits under any applicable law. If any information that the Company deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Employee hereby waives any requirement that the Company submit proof of the economic value of any trade secret or post a bond or other security. None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Employee demonstrates was or became generally available to the public other than as a result of a disclosure by the Employee. The Employee will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Employee recognizes that, as between the Company and the Employee, all of the Proprietary Items, whether or not developed by the Employee, are the exclusive property of the Company. Upon termination of this Agreement by either party, or upon the request of the Company during the Employment Term, the Employee will return to the Company all of the Proprietary Items in the Employee's possession or subject to the Employee's control, and the Employee shall not retain any copies, abstracts, sketches or other physical embodiment of any of the Proprietary Items.

          (b) Employee Inventions.  Each Employee Invention will belong
              -------------------
exclusively to the Company. The Employee acknowledges that all Employee Inventions are works made for hire and the property of the Company, including any copyrights, patents or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Employee hereby assigns to the Company all of the Employee's right, title and interest, including all rights of copyright, patent and other intellectual property rights, to or in such Employee Inventions. The Employee covenants that he will promptly: (i) disclose to the Company in writing any Employee Invention;
(ii) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Employee's right to the Employee Invention for the United States and all foreign jurisdictions; (iii) execute and deliver to the Company such applications, assignments and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions; (iv) sign all other papers necessary to carry out the above obligations; and (v) give testimony and render any other assistance in support of the Company's rights to any Employee Invention. No assignment of this Agreement shall extend to Employee Inventions, the assignment of which is prohibited by California Labor Code Section 2870, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this
                                    -----------
reference.

          7.3.  Disputes or Controversies.  The Employee recognizes that should
                -------------------------
a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Company, the Employee and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

          7.4.  Covenants of the Employee.  In consideration of the
                -------------------------
acknowledgments by the Employee, and in consideration of the compensation and benefits to be paid or provided to the Employee by the Company, the Employee covenants that he will not, directly or indirectly:

          (a) whether for the Employee's own account or for the account of any other Person, at any time during the Employment Period and for one (1) year thereafter (the "Post-Employment Period"), own, manage, operate, finance, control, invest, participate or engage in, lend his name to, lend credit to, render services or advice to, devote any material endeavor or effort to, be employed by, associated with or in any manner connected with, any Person which is the same as, substantially similar to or in competition with the television and radio broadcasting, outdoor advertising or print businesses of the Company; or

          (b) whether for the Employee's own account or the account of any other Person (i) at any time during the Employment Term and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any Person who is or was an employee of the Company at any time during the Employment Term or in any manner induce or attempt to induce any employee of the Company to terminate his employment with the Company; or
(ii) at any time during the Employment Term and the Post-Employment Period, interfere with the Company's relationship with any Person, including any person who at any time during the Employment Term was an employee, contractor, supplier, or customer of the Company.

     8.  General Provisions.
         ------------------

          8.1.  Injunctive Relief and Additional Remedy.  The Employee
                ---------------------------------------
acknowledges that the injury that would be suffered by the Company as a result of a breach of the provisions of this Agreement (including any provision of Section 7 above) would be irreparable and that an award of monetary damages to the Company for such a breach would be an inadequate remedy. Consequently, the Company will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Company will not be obligated to post bond or other security in seeking such relief. Without limiting the Company's rights under this Section 8 or any other remedies of the Company, if the Employee breaches any of the provisions of
Section 7 above, the Company will have the right to cease making any payments otherwise due to the Employee under this Agreement.

          8.2.  Covenants of Section 7 are Essential and Independent Covenants.
                --------------------------------------------------------------
The covenants by the Employee in Section 7 above are essential elements of this Agreement, and without the Employee's agreement to comply with such covenants, the Company would not have entered into the Merger Agreement or this Agreement or employed or continued the employment of the Employee. The Company and the Employee have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Company. The Employee's covenants in Section 7 above are independent covenants and the existence of any claim by the Employee against the Company under this Agreement or otherwise will not excuse the Employee's breach of any covenant in
Section 7 above. If the Employee's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Employee in Section 7 above.

          8.3.  Representations and Warranties by the Employee.  The Employee
                ----------------------------------------------
represents and warrants to the Company that the execution and delivery by the Employee of this Agreement do not, and the performance by the Employee of the Employee's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (i) violate any judgment, writ, injunction or order of any court, arbitrator or governmental agency applicable to the Employee; or (ii) conflict with, result in the breach of any provisions of or the termination of or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

          8.4.  Obligations Contingent on Performance.  The obligations of the
                -------------------------------------
Company hereunder, including its obligation to pay the compensation provided for herein, are contingent upon the Employee's performance of the Employee's obligations hereunder.

          8.5.  Waiver.  The rights and remedies of the parties to this
                ------
Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party, (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

          8.6.  Binding Effect; Delegation of Duties Prohibited.  This Agreement
                -----------------------------------------------
shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

          8.7.  Notices.  All notices, consents, waivers and other
                -------
communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or
(iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth in the

Merger Agreement (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

          8.8.  Entire Agreement; Amendments.  This Agreement contains the
                ----------------------------
entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the Company or any of its direct or indirect subsidiaries with respect to the employment of the Employee, including, but not limited to, that certain Employment Agreement between the Employee and EXCL Communications, Inc. dated October 1999, and any verbal or written agreements relating thereto. Any previous written or oral employment agreement or arrangement between the Employee and any direct or indirect subsidiary of the Company is hereby terminated in its entirety with no further compensation due the Employee. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

          8.9.  Governing Law.  This Agreement will be governed by the laws of
                -------------
the State of California without regard to conflicts of laws principles.

          8.10.  Jurisdiction.  Any action or proceeding seeking to enforce any
                 ------------
provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world.

          8.11.  Section Headings, Construction.  The headings of sections in
                 ------------------------------
this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "section" or "sections" refer to the corresponding section or sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          8.12.  Severability.  If any provision of this Agreement is held
                 ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          8.13.  Counterparts; Facsimile.  This Agreement may be executed in one
                 -----------------------
or more counterparts, all of which when fully-executed and delivered by all parties hereto and taken together shall constitute a single agreement, binding against each of the parties. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his signature that he is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

          8.14.  Waiver of Jury Trial.  The parties hereto hereby waive a jury
                 --------------------
trial in any litigation with respect to this Agreement.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

                    ENTRAVISION COMMUNICATIONS CORPORATION


                    By:
                       ---------------------------------------------------------
                         Walter F. Ulloa, Chairman and Chief Executive Officer


                    ------------------------------------------------------------
                    Jeffery Liberman

              [Signature Page to Executive Employment Agreement]

                                  EXHIBIT "A"

                      CALIFORNIA LABOR CODE SECTION 2870
                      ----------------------------------

     (S)2870.  Employment agreements; assignment of rights

     (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her Company shall not apply to an invention that the employee developed entirely on his or her own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

          (2) Result from any work performed by the employee for the Company.

     (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.